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                                                                  Exhibit 2

                             JOINT FILING AGREEMENT


               The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

     Dated: August 2, 1996

                              GREENCORE GROUP PLC



                              By:   /s/  Kevin O'Sullivan
                                  -----------------------------------------
                              Name:   Kevin O'Sullivan
                              Title:  Chief Financial Officer and Director


                              EARLSFORT HOLDINGS B.V.


                              By:   /s/  Kevin O'Sullivan
                                  -----------------------------------------
                              Name:   Kevin O'Sullivan
                              Title:  Managing Director